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                                                                    EXHIBIT 23.2


We consent to the incorporation by reference in the registration statement of Three Rivers Financial Corporation on Form S-8 (re: Stock Option and Incentive Plan and Recognition and Retention Plan and Trust) of our report dated August 9, 1996, on our audit of the consolidated financial statements of Three Rivers Financial Corporation as of June 30, 1996 and for the year ended June 30, 1996, which report is incorporated by reference in Three Rivers Financial Corporation's 1996 Annual Report on Form 10-K.




                                        Crowe, Chizek and Company, LLP


South Bend, Indiana
November 5, 1996